UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

Family Dollar Stores, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On September 29, 2010, Family Dollar Stores, Inc. (the “Company”) issued a news release which reported earnings for the fourth quarter and fiscal year ended August 28, 2010, and provided guidance for the fiscal year ending August 27, 2011.  A copy of the news release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 8.01. Other Events.

On September 29, 2010, the Company also announced that the Company’s Board of Directors has authorized the Company to purchase a total of $750 million of the Company’s outstanding common stock.  The Company’s previous repurchase authorizations have been canceled.

The Company intends to fund these repurchases through a combination of cash on hand, cash from operations and potential debt financings. Such repurchases may be effected through trading plans, open market repurchases, privately negotiated transactions, accelerated share repurchase transactions and/or other transactions.

The timing and amount of repurchase transactions under this program will depend upon market conditions, corporate considerations and regulatory requirements. The Company expects to begin the repurchase program in the near future.

A copy of the news release which discusses the repurchase authorization as well as the Company’s fourth quarter and fiscal year earnings is attached hereto as Exhibit 99.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

99 – News Release dated September 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date:	September 29, 2010	By:	/s/ James C. Snyder, Jr.
James C. Snyder, Jr.
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Document Description

99	News Release dated September 29, 2010